Exhibit 99.1

CONTACT INFORMATION: INVESTORS & MEDIA: Erica Sniad Morgenstern Senior Director, Public Relations and Communications Epocrates, Inc. (650) 227-6907 ir@epocrates.com

Epocrates Announces First Quarter 2012 Results

- Reaffirms 2012 Revenue Guidance and Announces Earnings Guidance

SAN MATEO, Calif. — May 1, 2012 — Epocrates, Inc. (NASDAQ: EPOC), a leading physician platform for clinical content, practice tools and health industry engagement, today reported its first quarter 2012 results and provided full year earnings guidance.

First Quarter 2012 Results

•                  Revenue for the quarter ended March 31, 2012 was $27.5 million compared to $29.2 million for the quarter ended March 31, 2011, a decrease of 6%.

•                  Income from continuing operations was $1.4 million for the first quarter of 2012, versus $0.2 million for the first quarter of 2011. On a dilutive basis, income from continuing operations per share was $0.06 for the first quarter of 2012 compared to a loss from continuing operations of negative $0.01 per share for the first quarter of 2011. On a non-GAAP dilutive basis, income from continuing operations per share was $0.09 and $0.12 for the quarters ended March 31, 2012 and 2011, respectively.

•                  Net loss was $1.4 million for the quarter ended March 31, 2012 versus $1.1 million for the quarter ended March 31, 2011. The net loss in Q1 2012 was impacted by decreased revenue and increased costs associated with discontinued operations, offset by a decrease in operating expenses. Following the previously disclosed strategic decision to discontinue the Epocrates EHR solution, the EHR business is presented as discontinued operations for both Q1 2012 and Q1 2011.

•                  Earnings before interest, taxes, non-cash and other items (“adjusted EBITDA”), as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $4.7 million for the current period compared to adjusted EBITDA of $6.3 million in the prior year period. The decrease in adjusted EBITDA for the first quarter of 2012 was primarily attributable to decreased revenue coupled with an increase in cost of revenue, offset by lower operating expenses compared to the first quarter of 2011.

Balance Sheet Highlights

•                  Cash, cash equivalents and short-term investments totaled $81.6 million as of March 31, 2012.

Outlook for Full Year 2012

•                  Revenue is reaffirmed to be in the range of $105 to $115 million, representing a decrease of 7% to an increase of 1% over full year 2011 revenue.

•                  Adjusted EBITDA is expected to be $9.0 million to $12.0 million, or 9% to 10% of revenue. This would represent a decrease in adjusted EBITDA of 9% to 32% over adjusted EBITDA reported in 2011.

•                  Net loss is expected to be in the range of $2.3 to $4.3 million, and net loss per diluted share is expected to be between a negative $0.09 and a negative $0.16 per share based on approximately 26.0 million shares outstanding.

“Epocrates is in a strong position in the dynamic and evolving mHealth industry,” said Andy Hurd, Epocrates’ president and chief executive officer. “We are focused on growing the business by deepening our relationship with the Epocrates network that includes more than 50 percent of U.S. physicians.”

Earnings Call Information

Epocrates will host a conference call today beginning at 5:00 p.m. ET to discuss its first quarter 2012 results, followed by a question and answer session.

To participate in Epocrates’ live conference call and webcast, please dial (877) 398-9481 (domestic) or (760) 298-5095 (international) using conference code 62943507, or visit http://investor.epocrates.com. A replay of the call will be available at the same address.

About Epocrates, Inc.

Epocrates, Inc. (Nasdaq: EPOC) is a leading physician platform for clinical content, practice tools and health industry engagement at the point of care. The Epocrates network consists of more than one million healthcare professionals, including 50 percent of U.S. physicians, who routinely use its solutions and services. Epocrates’ portfolio includes top-ranked medical apps, such as the industry’s #1 most used mobile drug reference, and valuable manufacturer resources. Through these intuitive and reliable resources, Epocrates supports clinical decisions, helps improve physician workflow and impacts patient outcomes. For more information, please visit www.epocrates.com/company.

Epocrates is a trademark of Epocrates, Inc., registered in the U.S. and other countries.

Certain statements contained in this press release are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “anticipate,” “plan,” “predict,” “may,” “hope,” “can,” “potential,” “will,” “should,” “expect,” “intend,” “is designed to,” “with the intent,” and the negative of these words or such other variations may identify statements as forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The forward-looking statements include uncertainties and risks including, among others: the inability to retain and expand the Epocrates physician network at the rate expected; unexpected delays in delivering new products; lack of market acceptance of new products; the inability to maintain product quality and brand credibility; the inability to keep up with the technological advances within the marketplace and by competitors; the inability to realize estimates and guidance made by management with respect to Epocrates’ financial results; and other factors, including general economic conditions and regulatory developments not within Epocrates’ control. The factors discussed herein and expressed from time to time in Epocrates’ filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release, and except as required by law, Epocrates undertakes no obligation to publicly update its forward-looking statements to reflect subsequent events or circumstances. You should review the Epocrates’ filings, especially the risk factors contained in its most recent filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q.

EPOCRATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS - UNAUDITED

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Subscription revenues	$4,676	$6,209
Interactive services revenues	22,855	22,968
Total revenues, net	27,531	29,177

Cost of subscription revenues	1,949	2,043
Cost of interactive services revenues	8,338	7,347
Total cost of revenues (1)	10,287	9,390

Gross profit	17,244	19,787

Operating expenses (1):
Sales and marketing	6,082	7,121
Research and development	4,921	5,020
General and administrative	4,986	6,257
Change in fair value of contingent consideration	—	506
Facilities exit costs	—	560
Total operating expenses	15,989	19,464

Income from operations	1,255	323

Interest income	6	28
Other income, net	1	2

Income before income taxes	1,262	353

Benefit from (provision for) income taxes	141	(152)

Income from continuing operations	1,403	201
Loss from discontinued operations, net of tax	(2,841)	(1,326)
Net loss	(1,438)	(1,125)
Unrealized losses on available-for-sale securities, net	(1)	—
Comprehensive loss	(1,439)	(1,125)

Less: 8% dividend on preferred stock	—	294

Net loss attributable to common stockholders - basic and diluted	$(1,438)	$(1,419)

Net income (loss) per share - basic and diluted
Continuing operations	$0.06	$(0.01)
Discontinued operations, net of tax	(0.12)	(0.07)
Net loss per share attributable to common stockholders	$(0.06)	$(0.08)

Weighted average common shares outstanding - basic	24,775	17,839
Weighted average common shares outstanding - diluted	25,258	20,146

(1)  Includes stock-based compensation in the following amounts:

Cost of revenues	$49	$107
Discontinued operations	11	—
Sales and marketing	202	747
Research and development	198	391
General and administrative	1,009	1,562

EPOCRATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)

	March 31, 2012	December 31, 2011
Assets

Current assets
Cash and cash equivalents	$72,765	$75,326
Short-term investments	8,878	9,897
Accounts receivable, net	23,127	22,748
Deferred tax asset	7,390	7,390
Prepaid expenses and other current assets	4,508	3,218
Total current assets	116,668	118,579

Property and equipment, net	7,554	7,283
Deferred tax asset, long-term	713	1,280
Goodwill	17,959	17,959
Other intangible assets, net	5,763	6,771
Other assets	354	352
Total assets	$149,011	$152,224

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$2,209	$3,282
Deferred revenue	45,369	46,429
Other accrued liabilities	7,700	9,600
Total current liabilities	55,278	59,311

Deferred revenue, less current portion	8,565	8,088
Other liabilities	1,566	1,893
Total liabilities	65,409	69,292

Stockholders’ equity
Common stock at par	25	24
Additional paid-in capital	131,346	129,238
Accumulated other comprehensive loss	(3)	(2)
Accumulated deficit	(47,766)	(46,328)
Total stockholders’ equity	83,602	82,932
Total liabilities and stockholders’ equity	$149,011	$152,224

EPOCRATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(1,438)	$(1,125)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	1,469	2,807
Depreciation and amortization	964	992
Amortization of intangible assets	1,008	1,030
Allowance for doubtful accounts and sales returns reserve	(14)	70
Change in fair value of contingent consideration	—	301
Facilities exit costs	—	560
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(365)	(350)
Deferred tax asset, current and noncurrent	240	—
Prepaid expenses and other assets	(1,292)	(1,403)
Accounts payable	(865)	(936)
Deferred revenue	(583)	3,970
Other accrued liabilities and other payables	(1,953)	338
Net cash (used in) provided by operating activities	(2,829)	6,254

Cash flows from investing activities:
Purchase of property and equipment	(1,691)	(2,711)
Purchase of short-term investments	(1,482)	(5,509)
Sale of short-term investments	—	500
Maturity of short-term investments	2,500	7,950
Net cash (used in) provided by investing activities	(673)	230

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	64,208
Proceeds from exercise of common stock options	941	326
Payment of accrued dividends on Series B mandatorily redeemable convertible preferred stock	—	(29,586)
Net cash provided by financing activities	941	34,948

Net (decrease) increase in cash and cash equivalents	(2,561)	41,432
Cash and cash equivalents at beginning of period	75,326	35,987
Cash and cash equivalents at end of period	$72,765	$77,419

Use of non-GAAP Financial Measures

To supplement Epocrates’ consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis, Epocrates uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, net income (loss) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses Epocrates believes are appropriate to enhance an overall understanding of its past and future financial performance. These adjustments to current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Epocrates’ underlying operational results and trends and its marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for planning and forecasting for future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to—not a substitute for—results of operations presented on a GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Epocrates’ Condensed Consolidated Statements of Cash Flows presents its cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

Epocrates believes adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted gross profit and adjusted gross margin are used by and are useful to investors and other users of its financial statements in evaluating its operating performance because it provides them with additional tools to compare business performance across companies and across periods. Epocrates believes that:

•                  EBITDA is widely used by investors to measure a company’s operating performance without regard to such items as non-recurring items, interest (income) expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired;

•                  investors commonly adjust EBITDA information to eliminate the effect of stock-based compensation expenses and other charges, which can vary widely from company to company and impair comparability; and

•                  adjusted net income, adjusted net income per share and adjusted gross profit/gross margin eliminate the effect of non-recurring and non-cash charges, which can vary widely from company to company and impair comparability year over year and across companies.

Epocrates management uses adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted gross profit and adjusted gross margin:

•                  as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•                  as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•                  in communications with the Board of Directors, stockholders, analysts and investors concerning Epocrates’ financial performance.

Additionally, Epocrates management uses adjusted EBITDA as a significant performance measurement included in its bonus plan.

The tables that follow set forth a reconciliation of net (loss) income to adjusted net (loss) income and adjusted EBITDA. These tables also show a reconciliation of gross profit and gross margin from a GAAP to a non-GAAP basis.

EPOCRATES, INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND ADJUSTED EBITDA

(dollars in thousands)

	Three Months Ended March 31,
	2012			2011
	Earnings	Gross Profit	Gross Margin	Earnings	Gross Profit	Gross Margin

Net loss, as reported	$(1,438)	$17,244	62.6%	$(1,125)	$19,787	67.8%
Loss from discontinued operations, net of tax	(2,841)			(1,326)
Net income from continuing operations	$1,403			$201
Less: accrued dividend on Series B plus 8% dividend on Series A and Series C stock				(294)
Net loss from continuing operations attributable to common stockholders				$(93)

Add: Non-recurring and non-cash charges
Amortization of purchased intangible assets related to core business *	1,008	1,008		1,028	1,028
Stock-based compensation *	1,458	49		2,807	107
Change in fair value of contingent consideration * (1)	—	—		506	—

Add: Tax adjustment (2)	(1,483)			(1,773)

Net income from continuing operations, as adjusted	$2,386	$18,301	66.5%	$2,475	$20,922	71.7%
Loss from discontinued operations, net of tax	(2,841)			(1,326)
Net (loss) income, as adjusted	$(455)			$1,149

Net loss, as reported	$(1,438)			$(1,125)
Loss from discontinued operations, net of tax	(2,841)			(1,326)
Net income from continuing operations	$1,403			$201

Add: (Income) expenses unrelated to core business activities
Interest income	(6)			(28)
Other (income) expense, net	(1)			(2)
(Benefit from) provision for income taxes	(141)			152

Add: Non-recurring and non-cash charges (income)
Depreciation and amortization expense (including intangible assets) related to core business	1,956			2,018
Stock-based compensation	1,458			2,807
Change in fair value of contingent consideration (1)	—			506
Facilities exit costs	—			560
Other	—			112

Adjusted EBITDA	$4,669			$6,326

(1) For the three months ended March 31, 2011, represents an expense of $506 from the write-down of the contingent consideration liability related to an earn-out agreement with the sellers of Caretools, Inc., a company that Epocrates acquired in 2010.

(2) 2012 Non-GAAP net income reflects a provision for income tax rate of 36%, which is our current projected long-term rate. 2011 Non-GAAP net income reflects a provision for income tax rate of 41%, which was our projected long-term rate in fiscal year 2011. The calculation of these adjustments is as follows:

	Three Months Ended March 31,
	2012	2011
(Loss) income before income taxes	1,262	353
Add: Non-GAAP adjustments (indicated by *)	2,466	4,341
Non-GAAP income before income taxes	3,728	4,694
Effective income tax rate	36%	41%
Non-GAAP tax provision (Non-GAAP income before income taxes multiplied by the effective income tax rate)	1,342	1,925
(Benefit from) provision for income taxes	(141)	152
Non-GAAP tax adjustment (calculated as (benefit from) provision for income taxes less non-GAAP tax provision)	(1,483)	(1,773)

Note: prior period amounts have been revised to conform to the current period presentation.

The table that follows sets forth a reconciliation of net (loss) income per diluted common share to adjusted net income per diluted common share.

EPOCRATES, INC.

RECONCILIATION OF NET (LOSS) INCOME PER DILUTED COMMON SHARE TO ADJUSTED NET INCOME PER DILUTED COMMON SHARE

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
GAAP net income (loss) per diluted common share
Income from continuing operations	$1,403	$201
Loss from discontinued operations, net of tax	(2,841)	(1,326)
Net loss	$(1,438)	$(1,125)
Less: Accrued dividend on Series B mandatorily redeemable convertible preferred stock plus an 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock *	—	294
Net loss attributable to common stockholders	$(1,438)	$(1,419)

Divided by:
Weighted average number of common shares outstanding - basic **	24,775	17,839
Weighted average number of common shares outstanding - diluted	25,258	20,146

Net income (loss) per share:
Continuing operations	$0.06	$(0.01)
Discontinued operations, net of tax	(0.12)	(0.07)
Net loss per share attributable to common stockholders	$(0.06)	$(0.08)

Non-GAAP net income (loss) per diluted common share
Income from continuing operations	$1,403	$201
Loss from discontinued operations, net of tax	(2,841)	(1,326)
Net loss	$(1,438)	$(1,125)
Less: Accrued dividend on Series B mandatorily redeemable convertible preferred stock plus an 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock *	—	294
Net loss attributable to common stockholders	$(1,438)	$(1,419)

Income from continuing operations, as adjusted	$2,386	$2,475
Loss from discontinued operations, net of tax	(2,841)	(1,326)
Net (loss) income, as adjusted	$(455)	$1,149

Divided by:
Weighted average number of common shares outstanding - basic **	24,775	17,839
Weighted average number of common shares outstanding - diluted	25,258	20,146

Net income (loss) per share:
Continuing operations	$0.09	$0.12
Discontinued operations, net of tax	(0.12)	(0.07)
Net loss per share attributable to common stockholders	$(0.02)	$0.06

Weighted average number of common shares outstanding
Weighted average number of common shares outstanding - basic	24,775	17,839
Add: dilutive effect of conversion of outstanding stock options, restricted stock units and warrants	483	2,307
Weighted average number of common shares outstanding - diluted	25,258	20,146

* The accrued dividend on Series B mandatorily redeemable convertible preferred stock and 8% non-cumulative dividend on Series A and Series C mandatorily redeemable convertible preferred stock is used in the calculations of income from continuing operations (GAAP and non-GAAP basis) and net (loss) income (GAAP and non-GAAP basis). Accordingly, per share calculations for continuing operations (GAAP and non-GAAP basis) and net (loss) income (GAAP and non-GAAP basis) adjust for the effect of these dividends.

** In accordance with U.S. GAAP, Epocrates does not include dilutive securities in its calculations of per share loss from discontinued operations, net of tax, net loss on a GAAP basis and net loss on a non-GAAP basis.  Accordingly, the denominator used in these calculations is the weighted average number of common shares outstanding - basic.

Note: each per share calculation is computed independently for each component of net income (loss) per share presented. Accordingly, the sum of the income (loss) per share components may not agree with the calculated total net loss per share.